                                                                   Exhibit 10.01

         SILICON VALLEY BANK


         AMENDMENT TO LOAN AGREEMENT


BORROWER:        HNC SOFTWARE, INC.
ADDRESS:         5930 CORNERSTONE COURT WEST
                 SAN DIEGO, CALIFORNIA  92121-1718

DATE:            JULY 10, 1996


         THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower"). The Parties agree to amend the Loan and Security Agreement between them, dated September 23, 1992, as amended by that Amendment to Loan Agreement dated October 28, 1993, and as amended by that Amendment to Loan Agreement dated July 21, 1994, and as amended by that Amendment to Loan Agreement dated May 26, 1995, and as amended by that Amendment to Loan Agreement dated August 31, 1995, and as amended by that Amendment to Loan Agreement dated May 5, 1996 and as otherwise amended (the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)


         1. AMENDED SECTION 2.2. Section 2.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "2.2    COLLATERAL.     The term "Collateral" as used in this
         Agreement shall mean and include the following property of Borrower, whether now owned or hereafter acquired: (a) All accounts, contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owning to the Borrower; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the Borrower's business, and all warehouse receipts and other documents; and (c) All equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, parts, dies and jigs; (d) All general intangibles including, but not limited to, deposit accounts, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, security deposits, loan commitment fees, federal, state and local tax refunds and claims, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchises of every kind; (e) All books and records, whether stored on computers or otherwise maintained; and (f) All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing."

         2. NEGATIVE PLEDGE. Borrower covenants and agrees, without limitation of any other term or provision hereof, not to cause or otherwise permit to exist any liens or encumbrances regarding the Collateral, other than Permitted Liens.

         3. AMENDED SECTION 3.7. Section 3.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "3.7    FINANCIAL CONDITION AND STATEMENTS.    All financial
         statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now in the future will completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of the Borrower. The Borrower is now and will continue to be solvent. The Borrower will provide Silicon: (i) within 30 days after the end of each fiscal quarter, a quarterly financial statement prepared by the Borrower, and a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, certifying that throughout such quarter the Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth on the Schedule and such other information as Silicon shall reasonably request; (ii) within 3 days after the earlier of the date the Borrower's report 10-Q is filed or is required to be filed with the Securities and Exchange Commission, such 10-Q report; (iii) within 120 days following the end of the Borrower's fiscal year, complete annual financial statements, certified by independent certified public accountants acceptable to Silicon; and (iv) within 3 days after the earlier of the date the Borrower's report 10-K is filed or is required to be filed with the Securities Exchange Commission, such 10-K report."

         4. AMENDED SECTION 4.5. Section 4.5 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "4.5    ACCESS TO COLLATERAL, BOOKS AND RECORDS.    At all reasonable
         times, and upon one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the
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         right to audit and copy the Borrower's accounting books and records and Borrower's books and records relating to the Collateral. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing audits shall be at Silicon's expense. Notwithstanding the foregoing, after the occurrence of an Event of Default all audits shall be at the Borrower's expense."

         5. AMENDED SCHEDULE TO LOAN AGREEMENT. The Schedule to Loan Agreement is hereby deleted and replaced with the Schedule to Loan Agreement attached hereto.

         6. FACILITY FEE. Borrower shall pay to Silicon concurrently herewith an additional facility fee in the amount of $2,500 which shall be in addition to all interest and all other sums due Silicon and which shall not be refundable.

         7. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties and respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.


                                        BORROWER:

                                        HNC SOFTWARE, INC.

                                        BY__________________________
                                          TITLE:

                                        BY__________________________
                                          TITLE

                                        SILICON:

                                        SILICON VALLEY BANK

                                        BY__________________________
                                        TITLE________________________

SILICON VALLEY BANK

                              AMENDED SCHEDULE TO
                          LOAN AND SECURITY AGREEMENT

BORROWER:        HNC SOFTWARE, INC.
ADDRESS:         5930 CORNERSTONE COURT WEST
                 SAN DIEGO, CALIFORNIA  92121-1718

DATE:            JULY 10, 1996

CREDIT LIMIT
(Section 1.1)                   An amount not to exceed $5,000,000 at any one
                                time outstanding (the"Revolving Loans" and the loan facility is referred to as the "Revolving
                                Loan Facility").

LETTER OF CREDIT SUBLIMIT:      Silicon, in its reasonable discretion, will
                                from time to time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding not to exceed $1,000,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it Accounts Loans in an amount equal to or greater than the face amount of the Letters of Credit to be issued.
                                Prior to the issuance of any Letters of Credit, Borrower shall execute and deliver to Silicon
                                Applications for Letters of Credit and such other documentation as Silicon shall specify
                                (the "Letter of Credit Documentation"). Fees for the Letters of Credit shall be as provided in the Letter of Credit Documentation. Letters of Credit may have a maturity date up to twelve months beyond the Maturity Date in effect from time to time, provided that if on the Maturity
                                Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Silicon's then standard form cash pledge agreement.

                                The Credit Limit set forth above regarding the
                                Revolving Loan Facility and the Loans available
                                thereunder at any time shall be reduced by the
                                face amount of Letters of Credit from time to
                                time outstanding.
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FOREIGN EXCHANGE
CONTRACT SUBLIMIT               Up to $500,000 (the "Contract Limit") may be
                                utilized for spot and future foreign exchange contracts (the "Exchange contracts"). The
                                Credit Limit regarding the Revolving Loan
                                Facility available at any time shall be reduced by the following amounts (the "Foreign Exchange
                                Reserve") on each day (the "Determination
                                Date"):  (i) on all outstanding Exchange
                                Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus
                                (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign
                                Exchange Reserve for 100% of the gross amount of any Exchange Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided
                                Borrower has immediately available funds in such amount in its bank account.

                                Silicon may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is not sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If either Silicon or Borrower terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                                Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $250,000 (the "Settlement Limit"), nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit.

                                Notwithstanding the above, however, the amount which may be settled in any two (2) business day period may, in Silicon's sole discretion, be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit (the "Discretionary Settlement Amount") under either of the following circumstances (the "Discretionary Settlement Circumstances"):

                                   (i) if there is sufficient availability under the Credit Limit regarding the Revolving
                                   Loan Facility in the amount of the Foreign
                                   Exchange Reserve as of each Determination
                                   Date, provided that Silicon in advance
                                   shall reserve the full amount of the Foreign
                                   Exchange Reserve against the Credit Limit regarding the Revolving Loan Facility; or

                                   (ii) if there is insufficient availability under the Credit Limit regarding the Revolving Loan Facility as to settlements within any two (2) business day period if Silicon is able to: (A) verify good funds overseas prior to crediting Borrower's deposit account with Silicon (in the case of Borrower's sale of foreign currency); or
                                   (B) debit Borrower's deposit account with Silicon prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency);

                                Provided that it is expressly understood that Silicon's willingness to adopt the Discretionary Settlement Amount is a matter of Silicon's sole discretion and the existence of the Discretionary Settlement Circumstances in no way means or implies that Silicon shall be obligated to permit the Borrower to exceed the Settlement Limit in any two business day period.

                                In the case of Borrower's purchase of foreign currency. Borrower in advance shall instruct Silicon upon settlement either to treat the settlement amount as an advance under the Credit Limit regarding the Revolving Loan Facility, or to debit Borrower's account for the amount settled.

                                The Borrower shall execute all standard form applications and agreements of Silicon in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements, the Borrower will pay all standard fees and charges of Silicon in connection with the Exchange Contracts.

                                Without limiting any of the other terms of this Loan Agreement or any such standard form applications and agreements of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Silicon's choice), of every nature and description, which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

                                The Exchange Contracts shall have maturity dates no later than the Maturity Date

INTEREST RATE (Section 1.2):    A rate equal to the "Prime Rate" in effect from
                                time to time.

                                Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.


FACILITY FEE
(Section 1.3):                  Per the Amendment to Loan Agreement of even
                                date herewith.

MATURITY DATE
(Section 5.1):                  One year from the date hereof.

PRIOR NAMES OF BORROWER
(Section 3.2):                  HECHT-NIELSEN NEUROCOMPUTER CORPORATION

TRADE NAMES OF BORROWER
(Section 3.2):                  NONE

OTHER LOCATIONS AND ADDRESSES
(Section 3.3):                  7979 LEESBURG PIKE, SUITE 900, FALLS CHURCH,
                                VA 22043;
                                124 MT. AUBURN ST., SUITE 200, CAMBRIDGE,
                                MA 02138

MATERIAL ADVERSE LITIGATION
(Section 3.10):                 NONE

NEGATIVE COVENANTS-EXCEPTIONS
(Section 4.6):                  Without Silicon's prior written consent,
                                Borrower may do the following, provided that, after giving effect thereto, no Event of Default has occurred and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) repurchase shares of
                                Borrower's stock pursuant to any employee stock purchase or benefit plan, provided that the total amount paid by Borrower for such stock does not exceed $100,000 in any fiscal year.

FINANCIAL COVENANTS
(Section 4.1):                  Borrower shall comply with all of the following
                                covenants. Compliance shall be determined as of the end of each quarter, except as otherwise specifically provided below:

QUICK ASSET RATIO:              Borrower shall maintain a ratio of "Quick
                                Assets" to current liabilities of not less than 2.50 to 1.

TANGIBLE NET WORTH:             Borrower shall maintain a tangible net worth of
                                not less than $40,000,000.
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DEBT TO TANGIBLE
NET WORTH RATIO:                Borrower shall maintain a ratio of total
                                liabilities to tangible net worth of not more than 0.50 to 1.

DEFINITIONS:                    "Current liabilities" shall have the meaning
                                ascribed thereto in accordance with generally accepted accounting principles.

                                "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

                                "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

SUBORDINATED DEBT:              "Liabilities" for purposes of the foregoing
                                covenants do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon.

OTHER COVENANTS
(Section 4.1):                  Borrower shall at all times comply with all of
                                the following additional covenants:

                                1. Banking Relationship.  Borrower shall at all
                                   times maintain its primary banking
                                   relationship with Silicon.
                                2. Indebtedness.  Without limiting any of the
                                   foregoing terms or provisions of this
                                   Agreement, Borrower shall not in the future incur indebtedness for borrowed money, except for (i) indebtedness to Silicon, and (ii) indebtedness incurred in the future for the purchase price of or lease of equipment in an aggregate amount not exceeding $250,000 at any time outstanding.
                                3. Additional Event of Default.  Without
                                   limitation of the Events of Default as set forth herein, any material adverse change in the assets, business, or prospects of the Borrower as compared to the date hereof, shall constitute an Event of Default under this Loan Agreement.

                                        BORROWER:

                                        HNC SOFTWARE, INC.

                                        BY__________________________
                                          TITLE:

                                        BY__________________________
                                          TITLE:

                                        SILICON:

                                        SILICON VALLEY BANK

                                        BY__________________________
                                        TITLE________________________